EXHIBIT 99.1
eMagin Reports Third Quarter 2006 Results

Grows Third-Quarter Revenue 103% Year-over-Year

Bellevue, Wash., Nov. 2, 2006 - eMagin Corporation (AMEX:EMA), the leader in OLED virtual imaging technology, announced today financial results for the quarter ended September 30, 2006.

Third quarter selected highlights include the following.

Financial Summary

•
Revenue for the three and nine months ended September 30, 2006, of $2.3 million and $5.6 million increased 103% and 127% respectively from $1.1 million and $2.5 million at September 30, 2005. The growth in revenue was directly attributable to increases in microdisplay demand and output from our New York production facility.

•
Approximately 8,000 microdisplays were produced during the third quarter. Manufacturing uptime has remained consistent since the implementation of new processes in March 2006, with output consistently in line with target rates based on expected demand and inventory objectives.

•
Net loss for the three and nine months ended September 30, 2006, was $3.8 million and $13.8 million and included $0.9 million and $2.5 million of non-cash expense associated with the expensing of stock options and amortization of debt discounts. Excluding these items on a non GAAP basis, net loss for the three and nine months ended September 30, 2006 was $2.9 million and $11.3 million. This compares to a net loss of $3.8 million and $11.7 million during the three and nine months ended September 30, 2005, where stock options were not expensed and debt discounts were not amortized. Loss per share on a GAAP basis for the three and nine months ended September 30, 2006, were $(0.04) and $(0.14) and for the same periods ended September 30, 2005 $(0.05) and $(0.14) per share

Recent Highlights

o
eMagin announced a Cooperative Research and Development Agreement with the U.S. Army. The company will work specifically with the Night Vision and Electronic Sensors Directorate (NVESD) to assess the applicability of active matrix OLED displays in military systems on the basis of their usable lifetimes.

o	eMagin announced a multi-year contract with Sagem Defense Securite to provide up to the 35,000 microdisplays for its FELIN program. FELIN is the French Army's integrated soldier system.

o
The FY 2007 Department of Defense Appropriations Bill included two priority projects sought by eMagin Corporation and the U.S. Army to support projected military needs. The first aims to improve the power-efficiency of OLED microdisplays for U.S. Army thermal imaging applications; the second will result in a very high-resolution, HD-compatible display for U.S. Army medical applications.

o
eMagin announced that it is taking orders for pre-production version samples of its SVGA-3DS, its first product to combine the company’s OLED-XL technology with its new IC design. The prototype microdisplays will be available in limited quantities with a custom interface design & reference kit (IDRK) in December.

During the period, year over year revenue increases continued at over 100% for the third quarter in a row and sequentially grew 37% from second quarter levels. Commenting on the results, Gary Jones, eMagin’s CEO and president, said, “As you can see our financial performance is improving. Costs are down and third quarter revenue of $2.3 million is a substantial increase over the same period last year, providing continued proof of traction in our key markets. The recent placements of our microdisplays by OEMs in major systems such as Sagem's FELIN system in European military programs and Nivisys' TAM-14 being deployed by the U.S. Department of Homeland Security indicate a strong future for the Company's OLED technology.”

The Company reported that it remains on track with efforts to increase production, yield, and uptime at its OLED microdisplay fabrication facility in Hopewell Junction, New York. Jones noted, “Uptime and output increases have supported a doubling of revenue and the building of modest finished goods inventory critical for our next phase of growth. Essentially we have tripled uptime and output and continue to achieve positive results.”

Jones continued, “Clearly, we are in an early stage of revenue development and, as with any emerging market, delays are inevitable. In our case, because this business requires expenses similar to a semiconductor manufacturer’s, any delays along with the need for growing inventories and accounts receivable create serious cash flow pressure. In order to address these and our other cash flow concerns, and in response to inquiries that we have received, we retained CIBC World Markets Corporation and Larkspur Capital Corporation to assist us in investigating and evaluating various strategic alternatives, ranging from investment to acquisition. Actualizing such financial opportunities and managing cash flow are critical short-term issues for eMagin, irrespective of the otherwise improving business situation."

Full results are available by referencing the Company’s 10Q report for the quarter ended September 30, 2006, to be filed with the SEC.

About eMagin Corporation

A leader in OLED microdisplay technology, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company’s own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. More information about eMagin and its products is available at www.emagin.com.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagin.com
Investor Contact:
John Atherly, 425-749-3622, jatherly@emagin.com

Note: eMagin is a trademark of eMagin Corporation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

eMAGIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,
	2006 (unaudited)	December 31, 2005

ASSETS

Current assets:
Cash and cash equivalents	$1,407	$6,727
Investments - held to maturity	124	120
Accounts receivable, net	1,119	762
Inventory	2,940	3,839
Prepaid expenses and other current assets	1,053	1,045
Total current assets	6,643	12,493
Equipment, furniture and leasehold improvements, net	802	1,299
Intangible assets, net	56	57
Other assets	390	233
Deferred costs	549	—
Total assets	$8,440	$14,082

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$272	$562
Accrued compensation	791	1,010
Other accrued expenses	1,361	1,894
Deferred revenue	116	96
Current portion of capitalized lease obligations	10	16
Current portion of debt	2,963	—
Other current liabilities	49	47
Total current liabilities	5,562	3,625

Capitalized lease obligations	—	6
Long-term debt	1,311	50
Total liabilities	6,873	3,681

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 101,367,835 shares as of September 30, 2006 and 99,972,458 shares as of December 31, 2005	101	100
Additional paid-in capital	180,814	175,860
Accumulated deficit	(179,348)	(165,559)
Total shareholders’ equity	1,567	10,401
Total liabilities and shareholders’ equity	$8,440	$14,082

eMAGIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:

Product revenue	$2,242	$1,131	$5,487	$2,437
Contract revenue	50	—	120	36

Total revenue, net	2,292	1,131	5,607	2,473

Cost of goods sold	2,940	2,686	8,934	7,031

Gross loss	(648)	(1,555)	(3,327)	(4,558)

Operating expenses:

Research and development	965	1,022	3,507	3,038
Selling, general and administrative	1,838	1,220	6,674	4,315
Total operating expenses	2,803	2,242	10,181	7,353

Loss from operations	(3,451)	(3,797)	(13,508)	(11,911)

Other income (expense):

Interest expense	(354)	(1)	(354)	(3)
Other income, net	14	35	73	184
Total other income, net	(340)	34	(281)	181

Net loss	$(3,791)	$(3,763)	$(13.789)	$(11,730)

Loss per share, basic and diluted	$(0.04)	$(0.05)	$(0.14)	$(0.14)

Weighted average number of shares outstanding:

Basic and diluted	100,772,566	83,036,471	100,309,851	82,320,101